Exhibit 99.1

NEWS RELEASE

Visa Inc. Announces New Record Date for Meeting of Stockholders

SAN FRANCISCO, CA, Aug. 22/PR Newswire-FirstCall/-- Visa Inc. (NYSE:V) announced today that the company’s Board of Directors has set August 27, 2008, as the new stockholder record date for its Meeting of Stockholders, which is scheduled for October 14, 2008, to approve the amendment and restatement of its certificate of incorporation to eliminate unnecessary provisions and synchronize the directors’ terms with its annual meeting schedule.

Visa Inc. stockholders as of the record date will be provided notice of Internet availability of proxy materials and entitled to vote at the meeting. Previously, the record date was September 5, 2008.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Sandra Chu, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com